UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

AMENDMENT NO. 2

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report:

November 30, 2009

BONFIRE PRODUCTOINS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-145743	75-3260546
State or other jurisdiction of incorporation	Commission File Number	IRS Identification No.

6302 Mesedge Drive, Colorado Springs, CO 80919

 (Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code:  (719) 598-2469

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance On Previously Issued Financial Statements Or A Related Audit Report Or Completed Interim Report

On November 30, 2009, the Company’s independent accountants informed management that financial statements prepared for the interim periods ending September 30, 2008, December 31, 2008 and March 31, 2009 contained errors.  The Company’s revenue presented on these financial statements for these periods is the result of accounting errors.  There were two accounting errors discovered by management:  first, the Company incorrectly reported a related party loan as income in the amount of $7,500 on September 30, 2008, during the first fiscal quarter; and, second, the Company incorrectly reported the forgiveness of related party debt as Other Income also during the first fiscal quarter as filed in the Company’s Form 10-QSB for the period ending September 30, 2008, filed on October 28, 2008.  These errors were reported again during the second and third quarters in the Company’s 10-Q filings for the six months ending December 31, 2008, and the nine months ending March 31, 2009, filed on February 2, 2009 and May 15, 2009, respectively.

The Company has determined these financial statements should not be relied upon until the Company has restated the effected quarters.  The Company will restate each prior quarter upon filing the 10-Q forms for each quarter of fiscal 2010.

Registrant has instituted an amended internal procedure that requires two officers or directors, or a combination thereof, to approve and authorize the filing of any report to the Commission.

Seale and Beers, CPAs, LLC, were provided a copy of the disclosures made herein and were given the opportunity, no later than the day of filing this report on Form 8K, to review those disclosures and provide the Company with a letter stating whether or not he agrees with those disclosures.  The Company is attaching the letter received from Seale and Beers as an exhibit to this amended 8-K.

Item 9.01

Financial Statements and Exhibits

Exhibit 7.1

Letter from Independent Accountant regarding non-reliance on a previously issued audit report or completed interim review.

SIGNATURES

BONFIRE PRODUCTIONS, INC.

/s/ Tim C. DeHerrera

_______________________

Tim C. DeHerrera, President